Exhibit 10.1

Subscription Agreement

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN.

THE PURCHASE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

Calidi Biotherapeutics, Inc.

4475 Executive Drive, Suite 200

San Diego, California 92121

Ladies and Gentlemen:

The undersigned investor understands that Calidi Biotherapeutics, Inc., a Delaware corporation (the “Company”), is offering 698,8121 shares of its common stock, par value $0.0001 per share (“Common Stock”) and warrants to purchase 600,000 shares of Common Stock at an exercise price of ONE DOLLAR AND NINETY CENTS ($1.90)2 per share (“Warrants”) (the share of Common Stock and Warrants and Common Stock issuable upon exercise of Warrants, collectively the “Securities”), for an aggregate purchase price equal to ONE MILLION DOLLARS ($1,000,000.00)(“Purchase Price”). The undersigned accredited investor (“Investor”) further understands that this offering (the “Offering”) is being made without registration of the Securities under the Securities Act of 1933, as amended (the “Securities Act”), or any securities law of any state of the United States or of any other jurisdiction, and is being made only to “accredited investors” (as defined in Rule 501 of Regulation D under the Securities Act).

1. Subscription. Subject to the terms and conditions hereof, the undersigned hereby irrevocably subscribes for the Securities for the aggregate Purchase Price, which is payable as described in Section 4 hereof. The undersigned acknowledges that the Securities will be subject to restrictions on transfer as set forth in this subscription agreement (the “Subscription Agreement”).

2. Acceptance of Subscription and Issuance of Securities. It is understood and agreed that the Company shall have the sole right, at its complete discretion, to accept or reject this subscription, in whole or in part, for any reason and that the same shall be deemed to be accepted by the Company only when it is signed by a duly authorized officer of the Company and delivered to the undersigned at the respective Closing referred to in Section 3 hereof. Notwithstanding anything in this Subscription Agreement to the contrary, the Company shall have no obligation to issue any of the Securities to any person who is a resident of a jurisdiction in which the issuance of Securities to such person would constitute a violation of the securities, “blue sky” or other similar laws of such jurisdiction (collectively referred to as the “State Securities Laws”).

1 # of shares determined by dividing $1,000,000 by (90% of the Closing Price of Common Stock on the date of Investor’s signature hereto)(Closing Price on July 22, 2024 is $1.59)

2 Price per share determined by multiplying 120% by the Closing Price of Common Stock on the date of Investor’s signature hereto (Closing Price on July 22, 2024 is $1.59)

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3. The Closing. The closing of the purchase and sale of the Securities (the “Closing”) shall take place, virtually (the parties agreeing to an electronic Closing) at the offices of Sichenzia Ross Ference Carmel LLP. The Closing shall be conducted at a time and date that is mutually agreed to by the Company and the Investor, but no earlier than the date on which the additional listing of the Securities is approved (or conditionally approved) by the exchange on which the Common Stock is listed.

4. Payment for Securities. The undersigned shall cause the purchase price to be deposited in the escrow account (the “Escrow Account”) of Sichenzia Ross Ference Carmel LLP, (the “Escrow Agent”), as escrow agent for the Company, by wire transfer of immediately available funds to:

Citibank Private Bank

153 East 53rd Street 23rd Floor

New York, NY 10022

A/C of Sichenzia Ross Ference Carmel LLP

A/C#:	4974921703
ABA#:	021000089
SWIFT Code:	CITIUS33
Reference:	CLDI Private Placement

The Escrow Account is a non-interest-bearing account. Funds deposited in the Escrow Account will be held for the Investor’s benefit, and will be returned promptly, without interest or offset, if (i) this Subscription Agreement is not accepted by the Company, or (ii) the Offering is terminated without the Company withdrawing the undersigned’s proceeds from the Escrow Account. All payments delivered to the Company shall be deposited in the Escrow Account of the Escrow Agent as soon as practicable after receipt thereof.

Together with the undersigned’s payment of the purchase price, the undersigned is delivering a properly completed and executed investor questionnaire (the “Accredited Investor Questionnaire”), a form of which is attached as Appendix A hereto. The Company shall deliver certificates or confirmation of duly recorded book-entry recordation representing the Securities to the undersigned at the Closing bearing an appropriate legend referring to the fact that the Securities were sold in reliance upon an exemption from registration under the Securities Act.

5. Representations and Warranties of the Company. The Company hereby represents and warrants that:

(a) The Company is duly formed and validly existing under the laws of Delaware, with full power and authority to conduct its business as it is currently being conducted and to own its assets; and has secured any other authorizations, approvals, permits and orders required by law for the conduct by the Company of its business as it is currently being conducted.

(b) The Securities have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Subscription Agreement, will be validly issued, fully paid and nonassessable.

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(c) As of the date of this Subscription Agreement, the authorized capital of the Company is comprise of Three Hundred Twelve Million (312,000,000) designated as Voting Common Stock (the “Voting Common Stock”) and Eighteen Million (18,000,000) are designated as Non-Voting Common Stock (the “Non-Voting Common Stock”). The total number of shares of Preferred Stock that the Corporation is authorized to issue is One Million (1,000,000), having a par value of $0.0001 per share.

6. Representations and Warranties of the Undersigned. The undersigned hereby represents and warrants to and covenants with the Company that:

(a) General.

(i) The undersigned has all requisite authority (and in the case of an individual, the capacity) to purchase the Securities, enter into this Subscription Agreement and to perform all the obligations required to be performed by the undersigned hereunder, and such purchase will not contravene any law, rule or regulation binding on the undersigned or any investment guideline or restriction applicable to the undersigned.

(ii) The undersigned is a resident of the state set forth on the signature page hereto and is not acquiring the Securities as a nominee or agent or otherwise for any other person.

(iii) The undersigned will comply with all applicable laws and regulations in effect in any jurisdiction in which the undersigned purchases or sells Securities and obtain any consent, approval or permission required for such purchases or sales under the laws and regulations of any jurisdiction to which the undersigned is subject or in which the undersigned makes such purchases or sales, and the Company shall have no responsibility therefor.

(b) Information Concerning the Company.

(i) The undersigned understands and accepts that the purchase of the Securities involves a high degree of risk and is subject to many uncertainties that may adversely affect the Company’s business, operating results and financial condition and the undersigned could lose all or part of its investment in the Securities. The undersigned represents that it is able to bear any loss associated with an investment in the Securities.

(ii) The undersigned is familiar with the business and financial condition and operations of the Company, after due inquiry and diligence. The undersigned has had access to such information concerning the Company and the Securities as it deems necessary to enable it to make an informed investment decision concerning the purchase of the Securities.

(iii) The undersigned understands that, unless the undersigned notifies the Company in writing to the contrary at or before the Closing, each of the undersigned’s representations and warranties contained in this Subscription Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the undersigned.

(iv) The undersigned acknowledges that the Company has the right in its sole and absolute discretion to abandon this private placement at any time prior to the completion of the Offering. This Subscription Agreement shall thereafter have no force or effect and the Company shall return the previously paid subscription price of the Securities, without interest thereon, to the undersigned.

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(v) The undersigned understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment.

(c) Non-reliance.

(i) The undersigned represents that it is not relying on (and will not at any time rely on) any communication (written or oral) of the Company, as investment advice or as a recommendation to purchase the Securities, it being understood that information and explanations related to the terms and conditions of the Securities shall not be considered investment advice or a recommendation to purchase the Securities.

(ii) The undersigned confirms that the Company has not (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities or (B) made any representation to the undersigned regarding the legality of an investment in the Securities under applicable legal investment or similar laws or regulations. In deciding to purchase the Securities, the undersigned is not relying on the advice or recommendations of the Company and the undersigned has made its own independent decision that the investment in the Securities is suitable and appropriate for the undersigned.

(d) Status of Undersigned.

(i) The undersigned has such knowledge, skill and experience in business, financial, and investment matters that the undersigned is capable of evaluating the merits and risks of an investment in the Securities. With the assistance of the undersigned’s own professional advisors, to the extent that the undersigned has deemed appropriate, the undersigned has made its own legal, tax, accounting, and financial evaluation of the merits and risks of an investment in the Securities and the consequences of this Subscription Agreement. The undersigned has considered the suitability of the Securities as an investment in light of its own circumstances, financial condition, and the undersigned is able to bear the risks associated with an investment in the Securities and its authority to invest in the Securities.

(ii) The undersigned is an “accredited investor” as defined in Rule 501(a) under the Securities Act. The undersigned agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities. The undersigned acknowledges that the undersigned has completed the Accredited Investor Questionnaire contained in Appendix B and that the information contained therein is complete and accurate as of the date thereof and is hereby affirmed as of the date hereof. Any information that has been furnished or that will be furnished by the undersigned to evidence its status as an accredited investor is accurate and complete, and does not contain any misrepresentation or material omission.

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(e) Restrictions on Transfer or Sale of Securities. As applies to the Investor:

(i) The undersigned is acquiring the Securities solely for the undersigned’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Securities. The undersigned understands that the Securities have not been registered under the Securities Act or any State securities laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the undersigned and of the other representations made by the undersigned in this Subscription Agreement. The undersigned understands that the Company is relying upon the representations and agreements contained in this Subscription Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

(ii) The undersigned understands that the Securities are “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the U.S. Securities and Exchange Commission (the “Commission”) provide in substance that the undersigned may dispose of the Securities only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, and the undersigned understands that the Company has no obligation or intention to register any of the Securities, or to take action so as to permit sales pursuant to the Securities Act (including Rule 144 thereunder). Accordingly, the undersigned understands that under the Commission’s rules, the undersigned may dispose of the Securities principally only in “private placements” which are exempt from registration under the Securities Act, in which event the transferee will acquire “restricted securities” subject to the same limitations as in the hands of the undersigned. Consequently, the undersigned understands that the undersigned must bear the economic risks of the investment in the Securities for an indefinite period of time.

(iii) The undersigned agrees: (A) that the undersigned will not sell, assign, pledge, give, transfer or otherwise dispose of the Securities or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Securities under the Securities Act and all applicable State securities laws, or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable State securities laws; (B) that the certificates representing the Securities will bear a legend making reference to the foregoing restrictions; and (C) that the Company and its affiliates shall not be required to give effect to any purported transfer of such Securities except upon compliance with the foregoing restrictions.

(iv) The undersigned acknowledges that neither the Company nor any other person offered to sell the Securities to it by means of any form of general solicitation or advertising, including but not limited to: (A) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (B) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

7. Conditions to Obligations of the Undersigned and the Company. The obligations of the undersigned to purchase and pay for the Securities and of the Company to sell the Securities are subject to the satisfaction at or prior to the Closing of the following conditions precedent: the representations and warranties of the Company contained in Section 5 hereof and of the undersigned contained in Section 6 hereof shall be true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing.

8. Obligations Irrevocable. The obligations of the undersigned shall be irrevocable.

9. Legend. The certificates representing the Securities sold pursuant to this Subscription Agreement will be imprinted with a legend in substantially the following form:

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“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

10. Waiver, Amendment. Neither this Subscription Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

11. Assignability. Neither this Subscription Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the undersigned without the prior written consent of the other party.

12. Waiver of Jury Trial. THE UNDERSIGNED IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT.

13. Submission to Jurisdiction. With respect to any suit, action or proceeding relating to any offers, purchases or sales of the Securities by the undersigned (“Proceedings”), the undersigned irrevocably submits to the jurisdiction of the federal or state courts located in San Diego, California, which submission shall be exclusive unless none of such courts has lawful jurisdiction over such Proceedings.

14. Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of California.

15. Section and Other Headings. The section and other headings contained in this Subscription Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Subscription Agreement.

16. Counterparts. This Subscription Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

17. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the addresses set forth on the signature pages thereto (or such other address as either party shall have specified by notice in writing to the other – it being understood that notices provided by e- mail and receipt confirmed by the recipient shall be deemed duly delivered).

18. Binding Effect. The provisions of this Subscription Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

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19. Survival. All representations, warranties, and covenants contained in this Subscription Agreement shall survive (i) the acceptance of the subscription by the Company and the respective Closing, (ii) changes in the transactions, documents and instruments describe herein which are not material or which are to the benefit of the undersigned and (iii) the death or disability of the undersigned.

20. Notification of Changes. The undersigned hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the respective Closing of the purchase of the Securities pursuant to this Subscription Agreement which would cause any representation, warranty, or covenant of the undersigned contained in this Subscription Agreement to be false or incorrect.

21. Severability. If any term or provision of this Subscription Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Subscription Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

22. Expenses. Each party shall bear its expenses incurred in connection with the preparation, execution, and performance under this Subscription Agreement and of the transactions contemplated herein, including all fees and expenses of each party’s agents, representatives, counsel, and accountants and auditors.

23. Entire Agreement. The Subscription Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreements relating to the subject matter hereof existing between the parties are expressly canceled. The parties acknowledge that this Agreement requires the approval by the Company Board of Directors or its Audit Committee within thirty (30) days of execution, and if not approved, will be considered invalid, unenforceable and void.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this 28th day of July, 2024.

INVESTOR (if an individual):	INVESTOR (if an entity):

By	By
Name:	Legal Name of Entity:
Signatory Name:
Signatory Title:

Tax Identification Number, Social Security Number or Passport Number/Country:

State/Country of Domicile or Formation:

Address for Recordation of Book-Entry Shares:

Aggregate Purchase Price:

US$1,000,000.00

The offer to purchase Securities as set forth above is confirmed and accepted by the Company as to___________shares of Common Stock and Warrants to purchase 600,000 shares of Common Stock.

CALIDI BIOTHERAPEUTICS, INC.

By
Name:	Allan J. Camaisa
Title:	Chief Executive Officer and Chairman

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APPENDIX A

Accredited Investor Questionnaire

To be qualified to invest in the Securities, the Investor must either (i) be an Accredited Investor, or (ii) have, and if applicable, its officers, employees, directors or equity owners have, either alone or with its purchaser representative or representatives, such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of such investment.

Please initial the appropriate description (“Accredited Investor” or “Other Investor”) which applies to you.

Accredited Investor:

________ (initial here, if applicable, and, as required, initial all clauses a. – j. that apply below) The undersigned person or entity is an Accredited Investor (as defined in Rule 501 of Regulation D promulgated under the Securities Act) because:

a.	____________ I am a natural person whose individual net worth, or joint net worth with my spouse or spousal equivalent, exceeds $1,000,000. For purposes of this questionnaire “net worth” means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of a person’s primary home) over total liabilities. “Total liabilities” excludes any mortgage on the primary home in an amount of up to the home’s estimated fair market value as long as the mortgage was incurred more than 60 days before the Securities are purchased, but includes (i) any mortgage amount in excess of the home’s fair market value and (ii) any mortgage amount that was borrowed during the 60-day period before the closing date for the sale of Securities for the purpose of investing in the Securities. “Spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse. “Joint net worth” can be the aggregate net worth of a person and spouse or spousal equivalent; assets do not need to be held jointly to be included in the calculation.

b.	____________I am a natural person who had individual income exceeding $200,000 in each of the last two calendar years and I have a reasonable expectation of reaching the same income level in the current calendar year. For purposes of this questionnaire, “income” means annual adjusted gross income, as reported for federal income tax purposes, plus (i) the amount of any tax-exempt interest income received; (ii) the amount of losses claimed as a limited partner in a limited partnership; (iii) any deduction claimed for depletion; (iv) amounts contributed to an IRA or Keogh retirement plan; and (v) alimony paid; and (vi) any gains excluded from the calculation of adjusted gross income pursuant to the Internal Revenue Code of 1986, as amended.

c.	____________ I am a natural person who had joint income with my spouse or spousal equivalent exceeding $300,000 in each of the last two calendar years and I have a reasonable expectation of reaching the same income level in the current calendar year, as defined above.

d.	____________ I am a director, executive officer or general partner of the Company, or a director, executive officer or general partner of a general partner of the Company. (For purposes of this questionnaire, “executive officer” means the president; any vice president in charge of a principal business unit, division or function, such as sales, administration or finance; or any other person or persons who perform(s) similar policymaking functions for the Company.)

e.	____________ I am a natural person who holds, in good standing, one of the following professional licenses: the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65).

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f.	____________ I am a natural person who is a “knowledgeable employee,” as defined in Rule 3c-5(a)(4) under the Investment Company Act of 1940, of the Company.

g.	_____________ An entity in which all of the equity owners (whether entities themselves or natural persons) are accredited investors and meet the criteria listed in either this “Accredited Investor” or “Other Investor” section of this questionnaire.

h.	_____________ An entity that is not formed for the specific purpose of acquiring the Securities and owns investments in excess of $5 million. For purposes of this clause, “investments” means investments as defined in Rule 2a51-1(b) under the Investment Company Act of 1940.

i.	_____________ A family office, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, that (i) has assets under management in excess of $5 million; (ii) is not formed for the specific purpose of acquiring the Securities and (iii) has a person directing the prospective investment who has such knowledge and experience in financial and business matters so that the family office is capable of evaluating the merits and risks of the prospective investment.

j.	_____________ A family client, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements of clause i. above and whose prospective investment in the Company is directed by that family office pursuant to clause i.(iii) above.

Other Investor:

_______ (initial here, if none of the above apply) The undersigned is qualified to invest in the Securities because it has, and if applicable, its officers, employees, directors or equity owners have, either alone or with its purchaser representative or representatives, such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of such investment.

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